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                                                                  EXECUTION COPY
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                          AGREEMENT AND PLAN OF MERGER


                                     among


                          ALUMINUM COMPANY OF AMERICA,


                             AMX ACQUISITION CORP.


                                      and


                                  ALUMAX INC.



                           Dated as of March 8, 1998


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

          AGREEMENT AND PLAN OF MERGER, dated as of March 8, 1998 (the "Agreement"), among ALUMINUM COMPANY OF AMERICA, a Pennsylvania corporation (the "Parent"), AMX ACQUISITION CORP., a Delaware corporation (the "Purchaser"), and ALUMAX INC., a Delaware corporation (the "Company").

          WHEREAS, the Boards of Directors of the Parent, the Purchaser and the Company deem it advisable and in the best interests of their respective stockholders that the Parent acquire the Company upon the terms and subject to the conditions provided for in this Agreement;

          WHEREAS, in furtherance thereof it is proposed that the acquisition be accomplished by the Purchaser commencing a cash tender offer (as it may be amended from time to time as permitted by this Agreement, the "Offer") to acquire 27,000,000 shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock," and together with the rights issued pursuant to the Rights Agreement (as hereinafter defined) associated with such shares, the "Shares"), or such other number of Shares as represents an absolute majority of the excess of (i) all shares of Company Common Stock outstanding on the Expiration Date on a fully-diluted basis, minus (ii) the total number of Shares issuable upon exercise of all outstanding employee stock options, for $50.00 per Share (such amount or any greater amount per Share paid pursuant to the Offer being hereinafter referred to as the "Per Share Cash Amount"), subject to applicable withholding taxes, net to the seller in cash, to be followed by a merger of the Company with and into the Purchaser (the "Merger") pursuant to which outstanding shares of Company Common Stock will be converted into the right to receive shares of common stock, par value $1.00 per share, of the Parent (the "Parent Common Stock"), and cash under certain circumstances, in each case upon the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, the Board of Directors of the Company has unanimously approved the making of the Offer and the Merger and resolved and agreed to recommend that holders of Shares tender their Shares pursuant to the Offer and approve and adopt this Agreement and the Merger;

          WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger contemplated hereby qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall be, and is hereby, adopted as a plan of reorganization


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

for purposes of Section 368 of the Code; and

          WHEREAS, the Boards of Directors of the Parent (on its own behalf and as the sole stockholder of the Purchaser), the Purchaser and the Company have each approved this Agreement and the Merger in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parent, the Purchaser and the Company agree as follows:


                                   ARTICLE I

           Section 1.1  The Offer.
                        ---------

           (a) Provided that this Agreement shall not have been terminated in accordance with Section 7.1 and none of the events set forth in Annex A hereto shall have occurred or be existing (and shall not have been waived by the Purchaser), the Purchaser shall commence the Offer as promptly as reasonably practicable after the date hereof, but in no event later than five business days after the public announcement of the execution of this Agreement. The Purchaser shall, on the terms of and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for up to 27,000,000 Shares validly tendered and not withdrawn pursuant to the Offer (or such other number of Shares as represents an absolute majority of the excess of (i) all shares of Company Common Stock outstanding on the Expiration Date on a fully-diluted basis, minus (ii) the total number of Shares issuable upon exercise of all outstanding employee stock options, with 27,000,000 Shares or such other number being herein referred to as the "50% Share Number") as soon as practicable after the later of the satisfaction of the conditions of the Offer and the expiration of the Offer; provided, however, that no such payment shall be made until after the calculation of the applicable proration factor in the Offer. The obligation of the Purchaser to purchase and pay for shares tendered pursuant to the Offer shall be subject to the conditions set forth in Annex A hereto. The Company agrees that no Shares held by the Company or any of its Subsidiaries will be tendered to the Purchaser pursuant to the Offer. The Purchaser expressly reserves the right to waive any of such conditions, to increase
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

the price per Share payable in the Offer and to make any other changes in the terms and conditions of the Offer; provided, however, that no change may be made which decreases the price per Share payable in the Offer, reduces the number of Shares to be purchased in the Offer, changes the form of consideration to be paid in the Offer, modifies any of the conditions set forth in Annex A hereto in any manner adverse to the holders of Shares or, except as provided in the next two sentences, extends the Offer. Notwithstanding the foregoing, the Purchaser may, without the consent of the Company, (i) extend the Offer beyond the scheduled expiration date, which shall be 20 business days following the date of commencement of the Offer, if, at the scheduled expiration of the Offer, any of the conditions to the Purchaser's obligation to accept for payment and to pay for the Shares shall not be satisfied or waived, or (ii) extend the Offer for any period required by any rule, regulation or interpretation of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer. So long as this Agreement is in effect and the condition to the Offer set forth in clause (i) of the first paragraph of Annex A has not been satisfied or waived, the Purchaser shall extend the Offer from time to time for a period or successive periods not to exceed 10 business days each after the previously scheduled expiration date of the Offer. The Per Share Cash Amount shall, subject to applicable withholding of taxes, be net to the seller in cash, upon the terms and subject to the conditions of the Offer.

          (b) As promptly as practicable on the date of commencement of the Offer, the Purchaser shall file with the SEC a Tender Offer Statement on
Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer. The Schedule 14D-1 shall contain or incorporate by reference an offer to purchase (the "Offer to Purchase") and forms of the related letter of transmittal and all other ancillary Offer documents (collectively, together with all amendments and supplements thereto, the "Offer Documents"). The Parent and the Purchaser shall cause the Offer Documents to be disseminated to the holders of the Shares as and to the extent required by applicable federal securities laws. The Parent and the Purchaser, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect, and the Purchaser will cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment upon the
Schedule 14D-1 before it is filed with the SEC.


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

          Section 1.2  Company Actions.
                       ---------------

          (a) The Company hereby approves of and consents to the Offer and represents and warrants that the Company's Board of Directors, at a meeting duly called and held, has (i) unanimously (with one director absent) determined that the terms of the Offer and the Merger are fair to and in the best interests of the stockholders of the Company, (ii) approved this Agreement and approved the transactions contemplated hereby and thereby, including the Offer and the Merger and (iii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares to the Purchaser thereunder and approve and adopt this Agreement and the Merger. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board described in the immediately preceding sentence.

          (b) As promptly as practicable on the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") which shall contain the recommendation referred to in clause (iii) of Section 1.2(a) hereof. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be disseminated to holders of the Shares as and to the extent required by applicable federal securities laws. The Company, on the one hand, and each of the Parent and the Purchaser, on the other hand, will promptly correct any information provided by it for use in the
Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect, and the Company will cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Parent and its counsel shall be given a reasonable opportunity to review and comment upon the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide the Parent, the Purchaser and their counsel with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

          (c) The Company shall promptly furnish the Purchaser with mailing labels containing the names and addresses of all record holders of Shares and with security position listings of Shares held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names,



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

addresses and security position listings of record holders and beneficial owners of Shares. The Company shall furnish the Purchaser with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance as the Parent, the Purchaser or their agents may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, the Parent and the Purchaser shall hold in confidence the information contained in such labels, listings and files, shall use such information solely in connection with the Offer and the Merger, and, if this Agreement is terminated in accordance with Section 7.1 or if the Offer is otherwise terminated, shall promptly deliver or cause to be delivered to the Company all copies of such information, labels, listings and files then in their possession or in the possession of their agents or representatives.

          Section 1.3  Directors of the Company.
                       ------------------------

          (a) Promptly upon the purchase of and payment for any Shares by the Purchaser or any of its affiliates pursuant to the Offer, the Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product obtained by multiplying the total number of directors on such Board (giving effect to the directors designated by the Parent pursuant to this sentence) by the percentage that the number of Shares so accepted for payment bears to the total number of Shares then outstanding. In furtherance thereof, the Company shall, upon request of the Purchaser, promptly increase the size of its Board of Directors or exercise its best efforts to secure the resignations of such number of directors, or both, as is necessary to enable the Parent's designees to be so elected to the Company's Board and shall cause the Parent's designees to be so elected. At such time, the Company shall, if requested by the Parent, also cause directors designated by the Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each Significant Subsidiary (as hereinafter defined) of the Company, and (iii) each committee (or similar body) of each such board. Notwithstanding the foregoing, if Shares are purchased pursuant to the Offer, there shall be until the Effective Time at least one member of the Company's Board of Directors who is a director on the date hereof and is not an employee of the Company.


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

          (b)  The Company shall promptly take all actions required pursuant to
Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under Section 1.3(a), including mailing to stockholders together with the
Schedule 14D-9 the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable the Parent's designees to be elected to the Company's Board of Directors. The Parent and the Purchaser will supply the Company and be solely responsible for any information with respect to them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-
1. The provisions of this Section 1.3 are in addition to and shall not limit any rights which the Purchaser, the Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

          (c) Following the election of the Parent's designees to the Company's Board of Directors pursuant to this Section 1.3, prior to the Effective Time (as hereinafter defined) (i) any amendment or termination of this Agreement by the Company, (ii) any extension or waiver by the Company of the time for the performance of any of the obligations or other acts of the Parent or the Purchaser, or (iii) any waiver of any of the Company's rights hereunder shall, in any such case, require the concurrence of a majority of the directors of the Company then in office who neither were designated by the Purchaser nor are employees of the Company (the "Independent Director Approval").


                                  ARTICLE II

                                  The Merger
                                  -----------

         Section 2.1  The Merger.  Upon the terms and subject to the conditions
                      ----------
set forth in this Agreement, and in accordance with the DGCL, the Company shall merge with and into the Purchaser (the "Merger"), and the separate corporate existence of the Company shall thereupon cease, and the Purchaser shall be the surviving corporation in the Merger (the "Surviving Corporation"). The Surviving Corporation shall possess all the rights, privileges, powers and franchises as well of a public as of a private nature and shall be subject to all of the restrictions, disabilities, duties, debts and obligations of the Company and the Purchaser, all as provided in the DGCL.

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

          Section 2.2  Closing.  The closing of the Merger (the "Closing") will
                       -------
take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction of the conditions set forth in Article VI, unless another time or date is agreed to in writing by the parties hereto. The Closing will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, unless another place is agreed to in writing by the parties hereto.

          Section 2.3  Effective Time.  Subject to the provisions of this
                       --------------
Agreement, on the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL in order to effect the Merger. The Merger shall become effective upon the filing of the Certificate of Merger or at such other time as is specified in the Certificate of Merger (the time at which the Merger becomes fully effective being hereinafter referred to as the "Effective Time").

          Section 2.4  Effects of the Merger.  The Merger shall have the
                       ---------------------
effects set forth in Section 259 of the DGCL.

          Section 2.5  Certificate of Incorporation; By-laws.
                       -------------------------------------

          (a) At the Effective Time, the Certificate of Incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation; provided, however, that Article FIRST of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "FIRST: The name of the corporation is Alumax Inc." and, as so amended shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such Certificate of Incorporation.

          (b) At the Effective Time, the By-laws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

          Section 2.6  Directors; Officers of Surviving Corporation.
                        --------------------------------------------


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

          (a) The directors of the Purchaser at the Effective Time shall be the directors of the Surviving Corporation until their respective successors are duly elected and qualified or their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

          (b) The officers of the Purchaser at the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly elected and qualified or their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

          Section 2.7  Conversion of Securities. At the Effective Time, by
                       ------------------------
virtue of the Merger and without any action on the part of the holders of any securities of the Purchaser or the Company:

          (a) Each Share that is owned by the Parent, the Purchaser, any of their respective Subsidiaries, the Company or any Subsidiary of the Company shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (b) Each issued and outstanding Share, other than Excluded Shares and Dissenting Shares, shall be converted into, and become exchangeable for the right to receive:

              (A) 0.6975 (the "Exchange Ratio") of a share of Parent Common Stock; provided that the Purchaser shall have purchased no fewer than the 50% Share Number of Shares in the Offer; or

              (B) that fraction of a share of Parent Common Stock equal to the Adjusted Exchange Ratio, plus an amount in cash equal to the Merger Cash Prorate Amount, if the Purchaser shall have purchased fewer than the 50% Number of Shares in the Offer.

As used herein: (i) the term "Excluded Shares" shall mean that number of Shares owned by the Parent and its Subsidiaries immediately prior to the Effective Time (excluding Shares held by the Company and its Subsidiaries); (ii) the term "Adjusted Exchange Ratio" shall mean that quotient (rounded to the nearest cent) determined by dividing (1) the product of the 50% Share Number times 0.6975 by
(2) the Final Outstanding Number; (iii) the term "Merger Cash Prorate Amount" shall mean that U.S. dollar cash amount (rounded to the nearest cent) equal to the

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quotient determined by dividing (3) the product of the Per Share Cash Amount times the excess of (a) the 50% Share Number over (b) the Purchased Share Number by (4) the Final Outstanding Number; (iv) the term "Final Outstanding Number" shall mean that number of Shares equal to the total number of Shares outstanding immediately prior to the Effective Time minus the Excluded Shares; and (v) the term "Purchased Share Number" shall mean that number of Shares actually purchased by the Purchaser in the Offer. The per Share consideration referred to in clause (A) or clause (B) of this Section 2.7(b), as the case may be, is referred to herein as the "Merger Consideration." All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the certificates representing such Shares shall thereafter represent only the right to receive (i) Merger Consideration, (ii) certain dividends and other distributions in accordance with
Section 2.8(g), and (iii) cash in lieu of fractional shares of Parent Common Stock in accordance with Section 2.8(h), without interest.

          (c) Each issued and outstanding share of common stock, par value $.01 per share, of the Purchaser shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          Section 2.8  Exchange of Certificates.
                       ------------------------

          (a) Exchange Agent.  The Parent shall designate a bank or trust
              --------------
company reasonably acceptable to the Company to act as agent for the holders of the Shares (other than Excluded Shares) in connection with the Merger (the "Exchange Agent") to receive in trust from the Parent as of the Effective Time for the benefit of such holders (i) certificates ("Parent Certificates") representing the number of whole shares of Parent Common Stock and (ii) the aggregate amount of cash (if any) issuable pursuant to Section 2.7(b) in exchange for outstanding Shares (such shares of Parent Common Stock and cash (if any), together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payable in lieu of any fractional shares of Parent Common Stock being hereinafter referred to as the "Exchange Fund").

          (b) Exchange Procedures.  As soon as reasonably practicable after the
              -------------------
Effective Time, the Exchange Agent shall mail to each holder of record, as of the Effective Time, of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted pursuant to Section 2.7(b) into the right to receive the

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Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Parent, together with such letter of transmittal, properly completed and duly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a Parent Certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to Section 2.7(b), (ii) any cash included in the Merger Consideration, (iii) certain dividends or other distributions in accordance with Section 2.8(g) and (iv) cash in lieu of any fractional share in accordance with Section 2.8(h) for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If the issuance of the Merger Consideration is to be made to a Person (as hereinafter defined) other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such exchange shall have paid all transfer and other Taxes (as hereinafter defined) required by reason of the issuance to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable.

          (c) Transfer Books; No Further Ownership Rights in the Shares. At  the
              ---------------------------------------------------------
Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

          (d) Termination of Fund;  No Liability.  At any time following six
              ----------------------------------
months after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent, and holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (e) Lost, Stolen or Destroyed Certificates. In the event any
              --------------------------------------
Certificates for Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate(s) to be lost, stolen or destroyed and, if required by the Parent, the posting by such Person of a bond in such sum as the Parent may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate(s), the Exchange Agent will issue the Merger Consideration pursuant to Section 2.8(b) deliverable in respect of the Shares represented by such lost, stolen or destroyed Certificates.

          (f) Withholding Taxes.  The Parent and the Purchaser shall be entitled
              -----------------
to deduct and withhold, or cause the Exchange Agent to deduct and withhold from the Per Share Cash Amount or the Merger Consideration payable to a holder of Shares pursuant to the Offer or the Merger any stock transfer Taxes and such amounts as are required under the Code, or any applicable provision of state, local or foreign Tax law, as specified in the Offer Documents. To the extent that amounts are so withheld by the Parent or the Purchaser, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Parent or the Purchaser, in the circumstances described in the Offer Documents.

          (g) Dividends; Distributions.  No dividends or other distributions
              ------------------------
with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.8(h), and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the Parent Certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.8(h) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock. The Parent shall make available to the Exchange Agent cash for these purposes.

          (h)  No Fractional Shares.  No Parent Certificates or scrip
               --------------------
representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of any such fractional shares, each holder of a Certificate who would otherwise have been entitled to receive a fractional share interest in exchange for such Certificate pursuant to this Section shall receive from the Exchange Agent an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all Shares held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of Parent Common Stock as reported on the New York Stock Exchange (the "NYSE") Composite Transactions Tape (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) on the Closing Date.

          (i)  Investment of Exchange Fund.  The Exchange Agent shall invest any
               ---------------------------
cash included in the Exchange Fund, as directed by the Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Parent.

          Section 2.9  Appraisal Rights. Notwithstanding anything in this
                       ----------------
Agreement to the contrary, if by reason of the composition of the Merger Consideration Section 262 of the DGCL affords appraisal rights in the Merger, then Shares (the "Dissenting Shares") that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Section 262 of the DGCL (the "Dissenting Stockholders") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration without any interest thereon. The Company shall give the Parent
(i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of the Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Stockholder shall thereupon be treated as though such Shares had been converted into the right to receive the Merger Consideration pursuant to Section 2.7(b).

        Section 2.10 Adjustments to Prevent Dilution. In the event that the
                     -------------------------------
Parent changes the number of shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted.


                                  ARTICLE III

                 Representations and Warranties of the Company
                 ---------------------------------------------

        Except as set forth on the schedule delivered by the Company to the Parent simultaneously and in connection with the execution and delivery of this Agreement (the "Company Disclosure Schedule") or disclosed in the Company SEC Reports, the Company represents and warrants to the Parent and the Purchaser as set forth below:

          Section 3.1  Organization, Qualification, Etc .  The Company is a
                       --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority and all governmental approvals required for it to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on the Company or delay consummation of the transactions contemplated by this Agreement or otherwise prevent the Company from performing its obligations hereunder. As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to the Company or the Parent, as the case may be, means such state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations, assets, liabilities or financial condition of the Company and its Subsidiaries, taken as a whole, or the Parent and its Subsidiaries, taken as a whole, as the case may be. The Company has delivered or made available to the Parent copies of the certificate of incorporation and by-laws or other similar organizational documents for the Company and each of its Significant Subsidiaries. Such certificates of incorporation and by-laws or other organizational documents are complete and correct and in full force and effect, and neither the Company nor any of its Significant Subsidiaries is in violation of any of the provisions of their respective certificates of incorporation, by-laws or similar organizational documents. Each of the Company's Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate power and authority and all governmental approvals required for it to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All the outstanding shares of capital stock of, or other ownership interests in, the Company's Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and are owned by the Company, directly or indirectly, free and clear of all liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a "Lien"). Other than the Subsidiaries, there are no other Persons in which the Company owns, of record or beneficially, any direct or indirect equity or similar interest or any right (contingent or otherwise) to acquire the same.

          Section 3.2  Capital Stock.  The authorized capital stock of the
                       -------------
Company consists of 200,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock, par value $1.00 per share ("Company Preferred Stock"). As of March 8, 1998, (i) 53,458,062 shares of Company Common Stock are issued and outstanding; (ii) 3,161,525 shares of Company Common Stock are subject to outstanding options issued and 319,610 shares of Company Common Stock are subject to other stock-based awards, including 113,580 awarded on March 5, 1998, pursuant to The Alumax Inc. 1993 Long Term Incentive Plan (the "1993 Plan"), and 4,784,929 shares of Company Common Stock are reserved for issuance under the 1993 Plan; (iii) 571,475 shares of Company Common Stock are subject to outstanding options, and an additional 190,564 shares are issuable if the holder retains the shares acquired for two years after the date of exercise, issued pursuant to The Alumax Inc. 1995 Employee Equity Ownership Plan (the "1995 Plan"), and 997,000 shares of Company Common Stock are reserved for issuance under the 1995 Plan; (iv) 80,000 shares of Company Common Stock are subject to outstanding options, 20,750 deferred shares of Company Common Stock and 730,301 shares of Company Common Stock are reserved for issuance under The Alumax Inc. Non-Employee Directors' Stock Compensation Plan and 74,148 shares are deferred and 192,009 shares of Company Common Stock are reserved for issuance under The Alumax Inc. Non-Employee Directors' Deferred Compensation Plan; (v) 794,624 shares of Company Common Stock are reserved for issuance under the Alumax Inc. Thrift Plan for Salaried Employees, Alumax Inc. Thrift Plan for Hourly Employees, and Alumax Inc. Thrift Plan for Collectively Bargained Employees;
(vi) 695,567 shares of Company Common Stock are reserved for issuance pursuant to employee deferred compensation arrangements, of which 623,350 shares of Company Common Stock are subject to outstanding options and 26,603 shares of Company Common Stock are subject to deferred stock units; (vii) 112 shares of Company Common Stock are reserved for conversion of the Company's Series A Preferred Stock; (viii) 1,812,900 shares of Company Common Stock are issued and held in the treasury of the Company; and (ix) no shares of Company Preferred Stock are issued, outstanding or reserved for issuance. Section 3.2 of the Company Disclosure Schedule sets forth a complete and correct list of all holders of options to acquire

Shares, including such person's name, the number of options (vested, unvested and total) held by such person and the exercise price for each such option. All the outstanding Shares are and the exercise of outstanding options described in the second sentence of this Section 3.2 will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except as set forth above, except for the Company's obligations under the Rights Agreement, dated as of February 22, 1996 (the "Rights Agreement"), between the Company and Chemical Mellon Shareholder Services, L.L.C., as rights agent, and except for the transactions contemplated by this Agreement, (1) there are no shares of capital stock of the Company authorized, issued or outstanding, (2) there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, or (3) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares or other capital stock of the Company or any Subsidiary or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity other than loans to Subsidiaries in the ordinary course of business.

          Section 3.3  Corporate Authority Relative to this Agreement; No
                       --------------------------------------------------
Violation.
---------

          (a) The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and, except for obtaining the Company Stockholder Approval (as hereinafter defined) as contemplated by Section 5.3 hereof and the filing of the Certificate of Merger, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby. The Board of Directors of the Company has taken all appropriate action so that neither the Parent nor the Purchaser will be an "interested stockholder" within the meaning of Section 203 of the DGCL by virtue of the Parent, the Purchaser and the Company entering into this Agreement and consummating the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of the Parent and the Purchaser, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (b) Except for the filings, permits, authorizations, consents and approvals set forth in Section 3.3(b) of the Company Disclosure Schedule or as may be required under, and other applicable requirements of, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), state securities or blue sky laws, and the DGCL (the "Company Required Approvals"), none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation, by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any federal, regional, state or local court, arbitrator, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether U.S. or foreign (a "Governmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (the "Company Agreements"), or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or substantially delay the consummation of the transactions contemplated hereby.
Section 3.3(b) of the Company Disclosure Schedule sets forth a list of all third party consents and approvals required to be obtained under the Company Agreements prior to the consummation of the transactions contemplated by this Agreement the failure of which to obtain would have, individually or in the aggregate, a Material Adverse Effect on the Company.

          Section 3.4  Reports and Financial Statements.  The Company has
                       --------------------------------
previously furnished or otherwise made available to the Parent true and complete copies of:

          (a) the Company's Annual Reports on Form 10-K filed with the SEC for each of the years ended December 31, 1996 and 1997;

          (b) the Company's Quarterly Report on Form 10-Q filed with the SEC for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

          (c) each definitive proxy statement filed by the Company with the SEC since December 31, 1996;

          (d) each final prospectus filed by the Company with the SEC since December 31, 1996, except any final prospectus on Form S-8; and

          (e) all Current Reports on Form 8-K filed by the Company with the SEC since January 1, 1997.

          As of their respective dates, such reports, proxy statements and prospectuses (collectively with any amendments, supplements and exhibits thereto, the "Company SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Report was amended or was superseded by a later filed Company SEC Report, none of the Company SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Company SEC Reports (including any related notes and schedules) fairly present the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments), in each case in accordance with past practice and generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since January 1, 1996, the Company has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

          Section 3.5  No Undisclosed Liabilities.  Neither the Company nor any
                       --------------------------
of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or obligation, except (a) liabilities or obligations reflected in the Company SEC Reports and (b) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          Section 3.6  No Violation of Law.  The businesses of the Company and
                       -------------------
its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity (provided that no representation or warranty is made in this Section 3.6 with respect to Environmental Laws (as hereinafter defined)) except (a) as described in the Company SEC Reports filed prior to the date hereof and (b) for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          Section 3.7  Environmental Matters.
                       ---------------------

          (a) Each of the Company and its Subsidiaries has obtained all licenses, permits, authorizations, approvals and consents from Governmental Entities which are required under any applicable Environmental Law in respect of its business or operations ("Environmental Permits"), except for such failures to have Environmental Permits which, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect on the Company. Each of such Environmental Permits is in full force and effect, and each of the Company and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with all applicable Environmental Laws, except for such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (b) There is no Environmental Claim (as hereinafter defined) pending, or to the best knowledge of the Company threatened, against the Company or any of its Subsidiaries, or to the best knowledge of the Company against any Person whose liability for such Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, that would, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (c) Except as set forth in Section 3.7(c) of the Company Disclosure Schedule, to the best knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release or presence of any Hazardous Material (as hereinafter defined), that have resulted in any Environmental Claim against the Company or any of its Subsidiaries, or to the best knowledge of the Company against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, except for such liabilities which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (d) To the best knowledge of the Company, no site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations thereunder ("CERCLA").

          (e) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by the Company or any of its Subsidiaries, except for such Liens which would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and no action of any Governmental Entity has been taken or, to the best knowledge of the Company, is in process which could subject any of such properties to such Liens except for any such action which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (f)  As used in this Agreement:

               (i) "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release or threatened release, of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

               (ii) "Environmental Law" means any law or order of any Governmental Entity relating to the regulation or protection of human health or safety as it relates to Hazardous Materials or the environment or to emissions, discharges, releases or threatened releases of Hazardous Material, pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment.

               (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, flammable materials, radioactive materials, friable asbestos, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls; (B) any chemicals or other materials or substances which are become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is prohibited, limited or regulated by any Governmental Entity under any Environmental Law.

          Section 3.8  Employee Benefit Plans; ERISA.
                       -----------------------------

          (a) Except as described in the Company SEC Reports or as would not have a Material Adverse Effect on the Company, (i) all Company Employee Benefit Plans (as hereinafter defined) are in compliance with all applicable requirements of law, including ERISA (as hereinafter defined) and the Code, and
(ii) neither the Company nor any of its Subsidiaries nor any ERISA Affiliate (as hereinafter defined) has any liabilities or obligations with respect to any such

Company Employee Benefit Plans, whether accrued, contingent or otherwise, nor to the best knowledge of the Company, are any such liabilities or obligations expected to be incurred. Except as described in the Company SEC Reports or as set forth in Section 3.8(a) of the Company Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Benefit Plan that will or may result in any payment or any continuation benefit under COBRA (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to the Company or any of its Subsidiaries are the agreements and policies specifically described in Section 3.8(a) of the Company Disclosure Schedule.

          (b) With respect to each of its Plans (as hereinafter defined), the Company has heretofore delivered to the Parent complete and correct copies of each of the following documents, as applicable: (i) a copy of the Plan; (ii) a copy of the most recent annual report; (iii) a copy of the most recent actuarial report; (iv) a copy of the most recent Summary Plan Description and all material modifications; (v) a copy of the trust or other funding agreement; and (vi) the most recent determination letter received from the Internal Revenue Service (the "IRS") with respect to each Plan that is intended to be qualified under Section 401 of the Code and all notices of reportable events received following receipt of such letter.

          (c) Section 3.8(c) of the Company Disclosure Schedule sets forth a list of each employee of the Company (or any Subsidiary) who is a party to any agreement (whether written or oral) with respect to such person's employment by the Company or a Subsidiary, other than offer letters which do not have guaranteed periods of employment and statutory employment agreements under foreign laws, and which provide for annual compensation in excess of $100,000. The Company has provided to the Parent a complete and correct copy of each such written employment agreement and a complete and correct summary of each such oral agreement.

          (d) No liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate within the past twelve years that has not been satisfied in full. To the best knowledge of the Company, no condition exists that presents a material risk to the Company, any of its Subsidiaries or any ERISA Affiliate of incurring a liability under such Title. The Pension Benefit Guaranty

Corporation established under ERISA ("PBGC") has not instituted proceedings to terminate any of the Plans, and no condition exists that presents a material risk that such proceedings will be instituted. With respect to each of the Plans that is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, and there have been no changes since such latest valuation date which would cause the present value of such accrued benefits to exceed the current value of such assets. None of the Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans ended prior to the date of this Agreement. None of the Plans is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA. Each of the Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Except as set forth in Section 3.8(d) of the Company Disclosure Schedule, no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law or benefits, the full cost of which is borne by the current or former employee). There are no pending or threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

          (e)  As used in this Agreement:

               (i) "Company Employee Benefit Plan" means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by the Company, any of its Subsidiaries or ERISA Affiliates for the benefit of the current or former employees or directors of the Company or any of its Subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), Section 412 of the Code or Title IV of ERISA, at any time during the twelve-year period preceding the date of this Agreement;

               (ii) "Plan" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, worker's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy, program or arrangement of any kind, whether written or oral, including, but not limited to any "employee benefit plan" within the meaning of Section 3(3) of ERISA; and

               (iii) "ERISA Affiliate" means, with respect to any Person, any Person in the same controlled group as such Person (within the meaning of Sections 414(b) and (c) of the Code).

          Section 3.9.  Absence of Certain Changes or Events.  Except as
                        ------------------------------------
disclosed in the Company SEC Reports, (a) since December 31, 1997 the businesses of the Company and its Subsidiaries have been conducted in the ordinary course consistent with past practice, and (b) there has not been any event, occurrence, development or state of circumstances or facts that has had, individually or in the aggregate, a Material Adverse Effect on the Company.

          Section 3.10.  Litigation.  Except as disclosed in the Company SEC
                         ----------
Reports, there are no actions, suits or proceedings pending (or, to the best knowledge of the Company, threatened) against or affecting the Company or its Subsidiaries, or any of their respective properties at law or in equity, by or before any Governmental Entity which, individually or in the aggregate, have a Material Adverse Effect on the Company or would prevent or substantially delay any of the transactions contemplated by this Agreement or otherwise prevent the Company from performing its obligations hereunder.

        Section   3.11.  Schedule 14D-9; Offer Documents; Registration Statement
                         -------------------------------------------------------
and Proxy Statement.  Neither the Schedule 14D-9 nor any information supplied
-------------------
by the Company for inclusion in the Offer Documents shall, at the respective times the Schedule 14D-9, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement (as hereinafter defined) will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or shall, at the time of the Special Meeting (as hereinafter defined) or at the Effective Time, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Meeting which shall have become false or misleading in any material respect. None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement will, at the date it becomes effective and at the time of the Special Meeting (as hereinafter defined) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9 and the Proxy Statement will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the statements made in any of the foregoing documents based on and in conformity with information supplied by or on behalf of the Parent or the Purchaser specifically for inclusion therein.

           Section 3.12.  Intellectual Property.
                          ---------------------

          (a) The Company and its Subsidiaries own or have valid rights to use all items of Intellectual Property (as hereinafter defined) utilized in the conduct of the business of the Company and its Subsidiaries as presently conducted, free and clear of all Liens with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

          (b) To the best knowledge of the Company, (i) neither the Company nor any Subsidiary is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property,
(ii) the Intellectual Property is not being infringed by any third party, (iii) neither the Company nor any Subsidiary is infringing any Intellectual Property of any third party with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect on the Company and (iv) in the last three years neither the Company nor any Subsidiary has received any claim or notice of infringement by any third party.

          (c) As used in this Agreement, "Intellectual Property" means all of the following: (i) U.S. and foreign registered and unregistered trademarks and pending trademark applications, trade dress, service marks, logos, trade names, corporate names, assumed names, business names and logos and all registrations and applications to register the same (the "Trademarks"), (ii) issued U.S. and foreign patents and pending patent applications, invention disclosures, and any and all divisions, continuations, continuations-in-part, reissues, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like statutory rights (the "Patents"), (iii) U.S. and foreign registered and unregistered copyrights (including, but not limited to, those in computer software and databases), rights of publicity and all registrations and applications to register the same (the "Copyrights"), (iv) all categories of trade secrets as defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law, including, but not limited to, business, technical and know-how information, (v) all licenses and agreements pursuant to which the Company or any Subsidiary has acquired rights in or to any Trademarks, Patents, trade secrets, technology, know-how, Computer Software (as defined below), rights of publicity or Copyrights, or licenses and agreements pursuant to which the Company has licensed or transferred the right to use any of the foregoing ("Licenses"), and (vi) all computer software, data files, source and object codes, user interfaces, manuals and other specifications and documentation and all know-how relating thereto (collectively, "Computer Software").

           Section 3.13.  Tax Matters.
                          -----------

          (a) All federal, state, local and foreign Tax Returns (as hereinafter defined) required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries (i) is a member (a "Current Company Group") or (ii) was a member during any years not closed with the IRS for U.S. federal income Tax purposes but is not currently a member, but only insofar as any such Tax Return relates to a taxable period or portion thereof ending on a date within the last six years during which the Company or such Subsidiary was a member of such affiliated, combined, consolidated or unitary group for purposes of the relevant Tax (a "Past Company Group," and together with Current Company Groups, a "Company Affiliated Group") have been timely filed or requests for extensions have been timely filed and any such extension has been granted and has not expired, and all such filed Tax Returns are complete and accurate except to the extent any failure to file or any inaccuracies in filed Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on the Company (it being understood that the representations made in this Section 3.13, to the extent that they relate to Past Company Groups, are made to the best knowledge of the Company and only with respect to taxable periods or portions thereof ending on a date within the last six years during which the Company or any of its Subsidiaries was a member of such affiliated, combined, consolidated or unitary group for purposes of the relevant Tax). All Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no audit, examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group which if determined adversely would have a Material Adverse Effect on the Company. All assessments for Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid.
Section 3.13(a) of the Company Disclosure Schedule sets forth (i) the taxable years of the Company for which the statutes of limitations with respect to U.S. federal income Taxes have not expired and (ii) with respect to federal income Taxes for such years, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. Neither the Company nor any of its Subsidiaries has any liability under Treasury Regulation Section 1.1502-6 for U.S. federal income Taxes of any Person other than the Company and its Subsidiaries. The Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (b) Neither the Company nor any Subsidiary of the Company has (i) entered into a closing agreement or other similar agreement with a taxing authority relating to Taxes of the Company or any Subsidiary of the Company with respect to a taxable period for which the statute of limitations is still open, or (ii) with respect to U.S. federal income Taxes, granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any income Tax, in either case, that is still outstanding. There are no Liens relating to Taxes upon the assets of the Company or any Subsidiary other than Liens relating to Taxes not yet due. Neither the Company nor any Subsidiary is a party to any agreement relating to allocating or sharing of Taxes which has not been disclosed in its Tax Returns. No consent under Section 341(f) of the Code has been filed with respect to the Company or any Subsidiary.

          (c) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

          (d) For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

          Section 3.14.  Opinion of Financial Advisor. The Board of Directors
                         ----------------------------
of the Company has received the opinion of BT Wolfensohn, dated the date of this Agreement, substantially to the effect that each of the Per Share Cash Amount and the Merger Consideration, taken as a whole, to be received by the stockholders of the Company in the Offer and the Merger is fair to such holders from a financial point of view.

          Section 3.15.  Required Vote of the Company Stockholders.  The
                         -----------------------------------------
affirmative vote of the holders of a majority of the outstanding shares of Company

Common Stock (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock which is necessary to approve this Agreement and the transactions contemplated hereby.

        Section 3.16.  Employment Matters.  Neither the Company nor any of
                       -------------------
its Subsidiaries has experienced any work stoppages, strikes, collective labor grievances, other collective bargaining disputes or claims of unfair labor practices in the last five years which would, individually or in the aggregate, have a Material Adverse Effect on the Company. To the best knowledge of the Company, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or any of its Subsidiaries.


                                   ARTICLE IV

         Representations and Warranties of the Parent and the Purchaser
         --------------------------------------------------------------

          Except as set forth on the schedule delivered by the Parent to the Company simultaneously and in connection with the execution of this Agreement (the "Parent Disclosure Schedule," and together with the Company Disclosure Schedule, the "Disclosure Schedule") or disclosed in the Parent SEC Reports, the Parent and the Purchaser represent and warrant to the Company as set forth below:

        Section 4.1.  Organization, Qualification, Etc.  Each of the Parent and
                      --------------------------------
the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority and all governmental approvals required for it to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Parent or delay consummation of the transactions contemplated by this Agreement or otherwise prevent the Parent or the Purchaser from performing its obligations hereunder. The Parent has delivered or made available to the Company copies of the articles of incorporation and by-laws for the Parent and the certificate of incorporation and by-laws for the Purchaser. Such organizational documents are complete and correct and in full force and effect, and neither the

Parent nor the Purchaser is in violation of any of the provisions of their respective certificates of incorporation or by-laws. Each of the Parent's Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate power and authority and all governmental approvals required for it to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Parent.

          Section 4.2.  Capital Stock. The authorized capital stock of the
                        -------------
Parent consists of 300,000,000 shares of Parent Common Stock, 557,740 shares of serial preferred stock, par value $100.00 per share ("Parent Serial Preferred Stock") and 10,000,000 shares of Class B serial preferred stock, par value $1.00 per share ("Parent Class B Serial Preferred Stock"). As of February 28, 1998,
(i) 168,125,229 shares of Parent Common Stock were issued and outstanding; (ii) 14,050,000 shares of Parent Common Stock were subject to outstanding options issued pursuant to Parent's long term stock incentive plan (the "Long Term Incentive Plan"), and 19,300,152 shares of Parent Common Stock were reserved for issuance under the Long Term Incentive Plan; (iii) 4,097,532 shares of Parent Common Stock were reserved for issuance under the Parent's employees savings plans; (iv) 169,228 shares of Parent Common Stock were reserved for issuance under the Parent's incentive compensation plan; (v) 10,797,354 shares of Parent Common Stock were issued and held in the treasury of the Parent; (vi) 557,649 shares of Parent Serial Preferred Stock were issued and outstanding; and (vii) no shares of Parent Class B Serial Preferred Stock are issued and outstanding. All the outstanding shares of Parent Common Stock and Parent Serial Preferred Stock are, and all shares to be issued as part of the Merger Consideration will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and non-assessable. Except as set forth above, and except for the transactions contemplated by this Agreement, (1) there are no shares of capital stock of the Parent authorized, issued or outstanding, (2) there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Parent, obligating the Parent to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in the Parent or securities convertible into or exchangeable for such shares or equity interests, or obligating the Parent to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, (3) there are no outstanding contractual obligations of the Parent to repurchase, redeem or otherwise acquire any capital stock of the Parent.

           Section 4.3. Corporate Authority Relative to this Agreement; No
                        --------------------------------------------------
Violation.
---------

          (a) Each of the Parent and the Purchaser has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of the Parent and the Purchaser and by the Parent as the sole stockholder of the Purchaser, and other than the filing of the Certificate of Merger no other corporate proceedings on the part of the Parent or the Purchaser are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Parent and the Purchaser and, assuming this Agreement constitutes a valid and binding agreement of the Company, constitutes a valid and binding agreement of each of the Parent and the Purchaser, enforceable against each of the Parent and the Purchaser in accordance with its terms.

          (b) Except for the filings, permits, authorizations, consents and approvals set forth in Section 4.3(b) of the Parent Disclosure Schedule or as may be required under, and other applicable requirements of, the NYSE, the Securities Act, the Exchange Act, the HSR Act, state securities or blue sky laws, and the DGCL (the "Parent Required Approvals"), none of the execution, delivery or performance of this Agreement by the Parent or the Purchaser, the consummation by the Parent or the Purchaser of the transactions contemplated hereby or compliance by the Parent or the Purchaser with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the articles or by-laws of the Parent or the certificate of incorporation or by-laws of the Purchaser, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the

Parent, any of its Subsidiaries or the Purchaser is a party or by which either of them or any of their respective properties or assets may be bound (the "Parent and Purchaser Agreements") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent, any of its Subsidiaries or any of their respective properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate have a Material Adverse Effect on the Parent or prevent or substantially delay the consummation of the transactions contemplated hereby. Section 4.3(b) of the Parent Disclosure Schedule sets forth a list of all third party consents and approvals required to be obtained under the Parent and Purchaser Agreements prior to the consummation of the transactions contemplated by this Agreement the failure of which to obtain would have, individually or in the aggregate, a Material Adverse Effect on the Parent.

          Section 4.4.  Reports and Financial Statements.  The Parent has
                        --------------------------------
previously furnished or otherwise made available to the Company true and complete copies of:

          (a) the Parent's Annual Reports on Form 10-K filed with the SEC for each of the years ended December 31, 1996 and 1997;

          (b) the Parent's Quarterly Report on Form 10-Q filed with the SEC for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

          (c) each definitive proxy statement filed by the Parent with the SEC since December 31, 1996;

          (d) each final prospectus filed by the Parent with the SEC since December 31, 1996, except any final prospectus on Form S-8; and

          (e) all Current Reports on Form 8-K filed by the Parent with the SEC since January 1, 1997.

          As of their respective dates, such reports, proxy statements and prospectuses (collectively with any amendments, supplements and exhibits thereto, the "Parent SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Report was amended or was superseded by a later filed Parent SEC Report, none of the Parent SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Parent's Subsidiaries is required to file any forms, reports or other documents with the SEC. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Parent SEC Reports (including any related notes and schedules) fairly present the financial position of the Parent and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since January 1, 1996, the Parent has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

          Section 4.5.  No Undisclosed Liabilities.  Neither the Parent nor any
                        --------------------------
of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or obligation, except (a) liabilities or obligations reflected in the Parent SEC Reports and (b) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on the Parent.

          Section 4.6.  No Violation of Law.  The businesses of the Parent and
                        -------------------
its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity (provided that no representation or warranty is made in this Section 4.6 with respect to Environmental Laws) except
(a) as described in the Parent SEC Reports filed prior to the date hereof and
(b) for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Parent.

          Section 4.7.  Environmental Matters.
                        ---------------------

          (a) Each of the Parent and its Subsidiaries has obtained all

Environmental Permits, except for such failures to have Environmental Permits which, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect on the Parent. Each of such Environmental Permits is in full force and effect, and each of the Parent and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with all applicable Environmental Laws, except for such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect on the Parent.

          (b) There is no Environmental Claim pending, or to the best knowledge of the Parent threatened, against the Parent or any of its Subsidiaries, or to the best knowledge of the Parent against any Person whose liability for such Environmental Claim the Parent or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, that would, individually or in the aggregate, have a Material Adverse Effect on the Parent.

          (c) Except as set forth in Section 4.7(c) of the Parent Disclosure Schedule, to the best knowledge of the Parent, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release or presence of any Hazardous Material, that have resulted in any Environmental Claim against the Parent or any of its Subsidiaries, or to the best knowledge of the Parent against any Person whose liability for any Environmental Claim the Parent or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, except for such liabilities which would not, individually or in the aggregate, have a Material Adverse Effect on the Parent.

          (d) To the best knowledge of the Parent, no site or facility now or previously owned, operated or leased by the Parent or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA.

          (e) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by the Parent or any of its Subsidiaries, except for such Liens which would not, individually or in the aggregate, have a Material Adverse Effect on the Parent, and no action of any Governmental Entity has been taken or, to the best knowledge of the Parent, is in process which could subject any of such properties to such Liens except for any such action which would not, individually or in the aggregate, have a Material Adverse Effect on the Parent.

           Section 4.8.  Employee Benefit Plans; ERISA.
                         -----------------------------

           (a) Except as described in the Parent SEC Reports or as would not have a Material Adverse Effect on the Parent, (i) all Parent Employee Benefit Plans (as hereinafter defined) are in compliance with all applicable requirements of law, including ERISA (as hereinafter defined) and the Code, and
(ii) neither the Parent nor any of its Subsidiaries nor any ERISA Affiliate has any liabilities or obligations with respect to any such Parent Employee Benefit Plans, whether accrued, contingent or otherwise, nor to the best knowledge of the Parent, are any such liabilities or obligations expected to be incurred. Except as described in the Parent SEC Reports or as set forth in Section 4.8(a) of the Parent Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Parent Employee Benefit Plan that will or may result in any payment or any continuation benefit under COBRA (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance policies applicable to the Parent or any of its Subsidiaries are the policies specifically described in Section 4.8(a) of the Parent Disclosure Schedule.

           (b) With respect to each of its Plans, the Parent has heretofore delivered or otherwise made available to the Company complete and correct copies of each of the following documents, as applicable: (i) a copy of the Plan; (ii) a copy of the most recent annual report; (iii) a copy of the most recent actuarial report; (iv) a copy of the most recent Summary Plan Description and all material modifications; (v) a copy of the trust or other funding agreement; and (vi) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under Section 401 of the Code and all notices of reportable events received following receipt of such letter.

           (c) No liability under Title IV of ERISA has been incurred by the Parent or any ERISA Affiliate within the past twelve years that has not been satisfied in full. To the best knowledge of the Parent, no condition exists that presents a material risk to the Parent, any of its Subsidiaries or any ERISA Affiliate of incurring a liability under such Title. The PBGC has not instituted proceedings to terminate any of the Plans, and no condition exists that presents a material risk that such proceedings will be instituted. Except as otherwise disclosed in the documents delivered or otherwise made available pursuant to Section 4.8(b), with respect to each of the Plans that is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, and there have been no changes since such latest valuation date which would cause the present value of such accrued benefits to exceed the current value of such assets. None of the Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans ended prior to the date of this Agreement. None of the Plans is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA. Each of the Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Except as set forth in Section 4.8(c) of the Parent Disclosure Schedule, no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law or benefits, the full cost of which is borne by the current or former employee). Except as set forth in
Section 4.8(c) of the Parent Disclosure Schedule, there are no pending or threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

          (d) As used in this Agreement: "Parent Employee Benefit Plan" means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by the Parent, any of its Subsidiaries or ERISA Affiliates for the benefit of the current or former employees or directors of the Parent or any of its Subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to ERISA, Section 412 of the Code or Title IV of ERISA, at any time during the twelve-year period preceding the date of this Agreement.

          Section 4.9.  Absence of Certain Changes or Events.  Except as
                        ------------------------------------
disclosed in the Parent SEC Reports, (a) since December 31, 1997 the businesses of the Parent and its Subsidiaries have been conducted in the ordinary course consistent with past practice, and (b) there has not been any event, occurrence, development or state of circumstances or facts that has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Parent.

          Section 4.10.  Litigation.  Except as disclosed in the Parent SEC
                         ----------
Reports, there are no actions, suits or proceedings pending (or, to the best knowledge of the Parent, threatened) against or affecting the Parent or its Subsidiaries, or any of their respective properties at law or in equity, by or before any Governmental Entity which, individually or in the aggregate, have a Material Adverse Effect on the Parent or would prevent or substantially delay any of the transactions contemplated by this Agreement or otherwise prevent the Parent from performing its obligations hereunder.

          Section 4.11.  Proxy Statement/Prospectus; Registration Statement.
                         --------------------------------------------------
The Registration Statement and Form S-4 to be filed with the SEC by the Parent in connection with the issuance of the Parent Common Stock pursuant to the Merger, as amended or supplemented from time to time (as so amended and supplemented, the "Registration Statement"), and any other documents to be filed by the Parent with the SEC or any other Government Entity in connection with the Merger and the other transactions contemplated hereby will (in the case of the Registration Statement and any such other documents filed with the SEC under the Securities Act or the Exchange Act) comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, respectively, and will not, on the date of filing with the SEC or, in the case of the Registration Statement, at the time it becomes effective under the Securities Act, on the date the Proxy Statement is first mailed to stockholders of the Company, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or shall, at the time of the Special Meeting or at the Effective Time, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Meeting which shall have become false or misleading in any material respect. Notwithstanding the foregoing, neither the Parent nor the Purchaser makes any representation or warranty with respect to the statements made in any of the foregoing documents based on and in conformity with information supplied by or on behalf of the Company specifically for inclusion therein.

          Section 4.12.  Intellectual Property.
                         ---------------------

          (a) The Parent and its Subsidiaries own or have valid rights to use all items of Intellectual Property utilized in the conduct of the business of the Parent and its Subsidiaries as presently conducted, free and clear of all Liens with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect on the Parent.

          (b) To the best knowledge of the Parent, (i) neither the Parent nor any Subsidiary is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property,
(ii) the Intellectual Property is not being infringed by any third party, (iii) neither the Parent nor any Subsidiary is infringing any Intellectual Property of any third party with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect on the Parent, and (iv) within the last three years neither the Parent nor any Subsidiary has received any claim or notice of infringement by any third party except as would not, individually or in the aggregate, have a Material Adverse Effect on the Parent.

          Section 4.13.  Tax Matters.
                         -----------

          (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Parent, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Parent or any of its Subsidiaries (i) is a member (a "Current Parent Group") or (ii) was a member during any years not closed with the IRS for U.S. federal income Tax purposes but is not currently a member, but only insofar as any such Tax Return relates to a taxable period or portion thereof ending on a date within the last six years during which the Parent or such Subsidiary was a member of such affiliated, combined, consolidated or unitary group for purposes of the relevant Tax (a "Past Parent Group," and together with Current Parent Groups, a "Parent Affiliated Group") have been timely filed or requests for extensions have been timely filed and any such extension has been granted and has not expired, and all such filed Tax Returns are complete and accurate except to the extent any failure to file or any inaccuracies in filed Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on the Company (it being understood that the representations made in this Section 4.13, to the extent that they relate to Past Parent Groups, are made to the best knowledge of the Parent and only with respect to taxable periods or portions thereof ending on a date within the last six years during which the Parent or any of its Subsidiaries was a member of such affiliated, combined, consolidated or unitary group for purposes of the relevant Tax). All Taxes due and owing by the Parent, any Subsidiary of the Parent or any Parent Affiliated Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on the Parent. There is no audit, examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Parent, any Subsidiary of the Parent or any Parent Affiliated Group which if determined adversely would have a Material Adverse Effect on the Parent. All assessments for Taxes due and owing by the Parent, any Subsidiary of the Parent or any Parent Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. Section 4.13(a) of the Parent Disclosure Schedule sets forth (i) the taxable years of the Parent for which the statutes of limitations with respect to U.S. federal income Taxes have not expired and
(ii) with respect to federal income Taxes for such years, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. Neither the Parent nor any of its Subsidiaries has any liability under Treasury Regulation Section 1.1502-6 for U.S. federal income Taxes of any Person other than the Parent and its Subsidiaries. The Parent and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Parent.

          (b) Neither the Parent nor any Subsidiary of the Parent has (i) entered into a closing agreement or other similar agreement with a taxing authority relating to Taxes of the Parent or any Subsidiary of the Parent with respect to a taxable period for which the statute of limitations is still open, or (ii) with respect to U.S. federal income Taxes, granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any income Tax, in either case, that is still outstanding. There are no Liens relating to Taxes upon the assets of the Parent or any Subsidiary of the Parent other than Liens relating to Taxes not yet due. Neither the Parent nor any Subsidiary of the Parent is a party to any agreement relating to allocating or sharing of Taxes which has not been disclosed in its Tax Returns. No consent under Section 341(f) of the Code has been filed with respect to the Parent or any Subsidiary of the Parent.

          Section 4.14.  Opinion of Financial Advisor. The Board of Directors
                         ----------------------------
of the Parent has received the opinion of Credit Suisse First Boston Corporation, dated the date of this Agreement, substantially to the effect that the consideration to be offered by the Parent in the Offer and the Merger, taken together, is fair to the Parent from a financial point of view.

          Section 4.15.  Employment Matters.  Neither the Parent nor any of its
                         ------------------
Subsidiaries has experienced any work stoppages, strikes, collective labor grievances, other collective bargaining disputes or claims of unfair labor practices in the last five years which would, individually or in the aggregate, have a Material Adverse Effect on the Parent. To the best knowledge of the Parent, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Parent or any of its Subsidiaries.

          Section 4.16.  Ownership of Shares. As of the date hereof, neither
                         -------------------
the Parent nor the Purchaser is an "interested stockholder" of the Company, as such term is defined in Section 203 of the DGCL.


                                   ARTICLE V

                            Covenants and Agreements
                           -------------------------

          Section 5.1.  Conduct of Business by the Company.  The Company agrees
                        ----------------------------------
that, from and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section
7.1 (the "Termination Date"), and except as may be agreed in writing by the other parties hereto or as may be expressly permitted pursuant to this Agreement, the Company:

                 (i) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their ordinary and usual course of business in substantially the same manner as heretofore conducted;

                 (ii) shall use its reasonable best efforts, and cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact its business organization and goodwill, keep available the services of its current officers and other key employees and preserve its relationships with those persons having business dealings with the Company and its Subsidiaries;

                 (iii) shall confer at such times as the Parent may reasonably request with one or more representatives of the Parent to report material operational matters and the general status of ongoing operations;

              (iv) shall notify the Parent of any emergency or other change in the normal course of its or its Subsidiaries' respective businesses or in the operation of its or its Subsidiaries' respective properties and of any complaints or hearings (or communications indicating that the same may be contemplated) of any Governmental Entity if such emergency, change, complaint, investigation or hearing would have a Material Adverse Effect on the Company;

              (v) shall not, and shall not permit any of its Subsidiaries that is not wholly owned to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of stock;

              (vi) shall not, and shall not permit any of its Subsidiaries to, except as otherwise provided in this Agreement, establish, enter into or amend any Plan or increase the compensation payable or to become payable or the benefits provided to its officers or employees, subject to such exceptions as are set forth in Section 5.1(vi) of the Company Disclosure Schedule;

              (vii) except as set forth in Section 5.1(vii) of the Company Disclosure Schedule, shall not, and shall not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities, except (x) for the sale of goods and products manufactured by the Company and held for sale in the ordinary course (for purposes of this Section 5.1(vii) "material" shall mean any amount in excess of $1 million) and (y) as provided in the Profit and Capital Plan of 1998 previously provided to the Parent and not in excess of $150 million in the aggregate;

              (viii) shall not, and shall not permit any of its Subsidiaries to, propose or adopt any amendments to its certificate of incorporation or by-laws (or other similar organizational documents);

              (ix) shall not, and shall not permit any of its Subsidiaries to, issue or authorize the issuance of, or agree to issue or sell any shares of capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for the issuance of (1) not more than 3,161,525 Shares upon the exercise of employee stock options granted under, and 319,610 Shares issuable pursuant to, the 1993 Plan referred to in clause (ii) of
     Section 3.2, (2) not more than 571,475 Shares upon the exercise of employee stock options granted under, and 190,564 Shares issuable pursuant to, the 1995 Plan referred to in clause (iii) of Section 3.2, (3) not more than 80,000 Shares upon the exercise of stock options granted under, and 20,750 Shares issuable pursuant to, The Alumax Inc. Non-Employee Directors' Stock Compensation Plan referred to in clause (iv) of Section 3.2, (4) not more than 74,148 Shares issuable pursuant to The Alumax Inc. Non-Employee Directors' Compensation Plan referred to in clause (iv) of Section 3.2, (5) not more than 623,350 Shares upon the exercise of options granted under, and 26,603 Shares issuable pursuant to, employee deferred compensation arrangements referred to in clause (vi) of Section 3.2, and (6) not more than 180,000 Shares issuable in connection with regularly scheduled matching contributions to the Alumax Inc. Thrift Plans referred to in clause (v) of Section 3.2;

              (x) shall not, and shall not permit any of its Subsidiaries to, reclassify, combine, split, purchase or redeem any shares of its capital stock or purchase or redeem any rights, warrants or options to acquire any such shares;

              (xi) other than in the ordinary course of business consistent with past practice, shall not, and shall not permit any of its Subsidiaries to, (a) incur, assume or prepay any indebtedness or any other material liabilities or issue any debt securities, or (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, other than guarantees of obligations of wholly owned Subsidiaries of the Company in the ordinary course of business;

              (xii) shall not, and shall not permit any of its Subsidiaries to, (a) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice; (b) modify, amend or terminate any of its material contracts or waive, release or assign any material rights (contract or other); or (c) permit any insurance policy naming it as a beneficiary or a loss payable payee to lapse, be cancelled for reasons within the Company's control or expire unless a new policy with substantially identical coverage is in effect as of the date of lapse, cancellation or expiration;

              (xiii) shall not, and shall not permit any of its Subsidiaries to, (a) make any material Tax election or settle or compromise any material Tax liability or (b) change any of the accounting methods used by it unless required by GAAP; and

              (xiv) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions or knowingly take any action which would (y) make any representation or warranty in Article III hereof untrue or incorrect in any material respect or (z) result in any of the conditions to the Offer set forth in Annex A hereto or any of the conditions to the Merger set forth in Article VI hereof not being satisfied.

           Section 5.2.  Access; Confidentiality.
                         -----------------------

           (a) Except for competitively sensitive information as to which access, use and treatment is covered by Section 5.2(c), the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other authorized representatives of the Parent reasonable access on reasonable prior notice during normal business hours, throughout the period prior to the earlier of the Effective Time or the Termination Date, to all of its properties, offices, employees, contracts, commitments, books and records (including but not limited to Tax Returns) and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws and shall (and shall cause each of its Subsidiaries to) furnish promptly to the Parent such additional financial and operating data and other information as to its and its Subsidiaries' respective businesses and properties as the Parent may from time to time reasonably request. The Parent and the Purchaser will make all reasonable efforts to minimize any disruption to the businesses of the Company and its Subsidiaries which may result from the requests for data and information hereunder. No investigation pursuant to this Section 5.2(a) shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

           (b) Except for competitively sensitive information as to which access, use and treatment is covered by Section 5.2(c), the Parent shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other authorized representatives of the Company reasonable access on reasonable prior notice during normal business hours, throughout the period prior to the earlier of the Effective Time or the Termination Date, to all of its properties, offices, employees, contracts, commitments, books and records (including but not limited to Tax Returns) and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws and shall (and shall cause each of its Subsidiaries to) furnish promptly to the Company such additional financial and operating data and other information as to its and its Subsidiaries' respective businesses and properties as the Company may from time to time reasonably request. The Company will make all reasonable efforts to minimize any disruption to the businesses of the Parent and its Subsidiaries which may result from the requests for data and information hereunder. No investigation pursuant to this Section 5.2(b) shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

          (c) As promptly as possible following the date hereof the parties intend to establish an appropriate protocol which shall remain in place until the expiration of the applicable waiting periods under the HSR Act pursuant to which each party may disclose to a limited number of representatives of the other party confidential information which is competitively sensitive in nature.

          (d) The Parent and the Company will not, and will cause their respective officers, employees, accountants, counsel and representatives not to, use any information obtained pursuant to this Section 5.2 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, pending consummation of the transactions herein contemplated, each of the Parent and the Company will keep confidential, and will cause their respective officers, employees, accountants, counsel and representatives to keep confidential, all information and documents obtained pursuant to this Section 5.2 unless such information (i) was already known to it, (ii) becomes available to it from other sources not known by it to be bound by a confidentiality obligation, (iii) is independently acquired by it as a result of work carried out by any of its employees or representatives to whom no disclosure of such information has been made, (iv) is disclosed with the prior written approval of the other party or (v) is or becomes readily ascertainable from published information or trade sources. Upon any termination of this Agreement, each party will collect and deliver to the other party all documents obtained by it or any of its officers, employees, accountants, counsel and representatives then in their possession and any copies thereof.

       Section 5.3.  Special Meeting, Proxy Statement, Registration Statement.
                     --------------------------------------------------------

       (a) As promptly as practicable following the date of this Agreement, the Company, acting through its Board of Directors, shall, in accordance with applicable law duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") for the purposes of considering and taking action upon the approval of the Merger and the approval and adoption of this Agreement;

       (b) As promptly as practicable following the date of this Agreement, the Company shall:

           (i) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and (x) obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with the Parent, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to its stockholders at the earliest practicable date after the Registration Statement is declared effective by the SEC, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel and (y) use its reasonable best efforts to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

           (ii) unless this Agreement has been terminated in accordance with
     Article VII, include in the Proxy Statement the recommendation of the Board that stockholders of the Company vote in favor of the approval of the Merger and the approval and adoption of this Agreement; provided, however, that if the Board of Directors of the Company, based on the advice of outside legal counsel, determines in good faith that the amendment or withdrawal of its recommendation is necessary for the Board of Directors of the Company to avoid breaching its fiduciary duties to the Company's stockholders under applicable law, then any such amendment or withdrawal shall not constitute a breach of this Agreement.

          (c) As promptly as practicable following the date of this Agreement, the Parent shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement shall be included as a prospectus, and shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. The Parent shall obtain and furnish the information required to be included by the SEC in the Registration Statement and, after consultation with the Company, respond promptly to any comments made by the SEC with respect to the Registration Statement and cause the prospectus included therein, including any amendment or supplement thereto, to be mailed to the Company's stockholders at the earliest practicable date after the Registration Statement is declared effective by the SEC. The Parent shall also take any action required to be taken under state blue sky or other securities laws in connection with the issuance of Parent Common Stock in the Merger.

          (d) The Parent shall vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other Subsidiaries in favor of the approval and adoption of this Agreement.

          Section 5.4.  Reasonable Best Efforts; Further Assurances.
                        -------------------------------------------

          (a) Subject to the terms and conditions of this Agreement and applicable law, each of the parties shall act in good faith and use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as practicable. Without limiting the foregoing, the parties shall (and shall cause their respective subsidiaries, and use reasonable best efforts to cause their respective affiliates, directors, officers, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide assistance to each other in (i) the preparation and filing with the SEC of the Offer Documents, the Schedule 14D-9, the preliminary Proxy Statement, the Proxy Statement and the Registration Statement and all necessary amendments or supplements thereto; (ii) obtain all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications or other permissions or actions by, and give all necessary notices to and make all necessary filings with and applications and submissions to, any Governmental Entity or other Person as soon as reasonably practicable after filing; and (iii) provide all such information concerning such party, its Subsidiaries and its officers, directors, employees, partners and affiliates as may be necessary or reasonably requested in connection with any of the foregoing. Prior to making any application to or filing with a Governmental Entity or other entity in connection with this Agreement (other than filing under the HSR Act), each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

          (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each of the parties to this Agreement shall use their reasonable best efforts to take all such action.

          (c) Notwithstanding the foregoing, neither the Parent nor the Purchaser shall be obligated to enter into any "hold-separate" agreement or other agreement with respect to the disposition of any assets or businesses of the Parent or any of its Subsidiaries or the Company or any of its Subsidiaries in order to obtain clearance from the Federal Trade Commission or the Antitrust Division of the Department of Justice or any state antitrust or competition authorities to proceed with the consummation of the transactions contemplated by this Agreement.

          (d) The Company, the Parent and the Purchaser each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by the Parent, the Purchaser or the Company, as the case may be, or any of their respective Subsidiaries (other than in any such case with respect to Acquisition Proposals), from any third party and/or any Governmental Entity with respect to the transactions contemplated by this Agreement.

          (e) The Company, the Parent and the Purchaser shall each use their reasonable best efforts to reduce or eliminate any amounts specified in Section 3.14(c) of the Company Disclosure Schedule, it being understood that the foregoing shall not require the Company or any of its Subsidiaries to amend any Plan, terminate or retire any employee or to otherwise adversely affect the rights of any employee.

          Section 5.5.  Employee Stock Options and Other Employee Benefits.
                        --------------------------------------------------

          (a) Simultaneously with the Merger, (i) each outstanding option (the "Company Stock Options") to purchase or acquire a share of Company Common Stock under employee incentive or benefit plans, programs or arrangements and non-employee director plans presently maintained by the Company (the "Company Option Plans") shall be converted into an option to purchase the number of shares of Parent Common Stock equal to the product of (x) the Exchange Ratio multiplied by
(y) the number of shares of Company Common Stock which could have been issued prior to the Effective Time upon the exercise of such option, at an exercise price per share (rounded upward to the nearest cent) equal to the exercise price for each share of Company Common Stock subject to such option divided by the Exchange Ratio, and all references in each such option to the Company shall be deemed to refer to the Parent, where appropriate, provided, however, that with respect to any Option which is an "incentive stock option", within the meaning of Section 422 of the Code, the adjustments provided in this Section shall, if applicable, be modified in a manner so that the adjustments are consistent with requirements of Section 424(a) of the Code, and (ii) the Parent shall assume the obligations of the Company under the Company Option Plans. The other terms of each such option, and the plans under which they were issued, shall continue to apply in accordance with their terms, including any provisions providing for acceleration. At or prior to the Effective Time, the Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options assumed by it in accordance with this Section. As soon as practicable after the Effective Time, if necessary, the Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the Parent Common Stock subject to such Company Stock Options, and shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Company Stock Options remain outstanding.

          (b) For the period through and including December 31, 1999, the Parent shall, or shall cause the Surviving Corporation to, maintain employee benefit plans, programs and arrangements which are, in the aggregate, for the employees who were active full-time employees of the Company or any Subsidiary immediately prior to the Effective Time and continue to be active full-time employees of the Purchaser, the Surviving Corporation, any Subsidiary or any other affiliate of the Purchaser, no less favorable than those provided by the Company and any Subsidiary immediately prior to the Effective Time. From and after the Effective Time, for purposes of determining eligibility, vesting and entitlement to vacation and severance and other benefits for employees actively employed full-time by the Company or any Subsidiary immediately prior to the Effective Time under any compensation, severance, welfare, pension, benefit, savings or other Plan of the Parent or any of its Subsidiaries in which active full-time employees of the Company and any Subsidiary become eligible to participate (whether pursuant to this Section 5.5(b) or otherwise), service with the Company or any Subsidiary (whether before or after the Effective Time) shall be credited as if such service had been rendered to the Parent or such Subsidiary. Parent will, and will cause the Surviving Corporation to, observe all employee benefit obligations to current and former employees under the Company Employee Benefit Plans existing as of the Effective Time and all employment or severance agreements, plans or policies of the Company and its Subsidiaries, copies of which have been made available to Parent pursuant to
Section 3.8, in accordance with their terms.

          Section 5.6.  Takeover Statute.  If any "fair price," "moratorium,"
                        ----------------
"control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, each of the Company, the Parent and the Purchaser and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

          Section 5.7.  Solicitation by the Company.
                        ---------------------------
          (a) Nothing contained in this Agreement shall prohibit the Board of Directors of the Company from furnishing information to, or entering into discussions with, any Person that makes a bona fide Acquisition Proposal. The term "Acquisition Proposal" as used herein means any tender or exchange offer involving the capital stock of the Company or any of its Subsidiaries, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company or any of its Subsidiaries, any proposal or offer with respect to any merger, consolidation, business combination, recapitalization, liquidation, dissolution or restructuring of or involving the Company or any of its Subsidiaries, or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement. Except for the transactions contemplated by this Agreement, as of the date of this Agreement, neither the Company nor any of its officers, directors, employees, financial advisors, attorneys or other representatives, is engaged in, or is a party to, any discussions or negotiations, or is currently furnishing any information with respect to the Company, relating to, or which could be reasonably expected to lead to, an Acquisition Proposal.

          (b) Nothing contained in this Agreement shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if the Board of Directors of the Company determined in good faith, after consultation with outside legal counsel, that it is necessary to do so in order to avoid breaching its fiduciary duties under applicable law; provided, however, that neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Offer or the Merger, or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal, except if, and only to the extent that, the Board of Directors of the Company, based on the advice of outside legal counsel, determines in good faith that such Acquisition Proposal is a Superior Proposal (as hereinafter defined) and that such action is necessary for the Board of Directors of the Company to avoid breaching its fiduciary duties to the Company's stockholders under applicable law. Nothing herein shall require the Board of Directors of the Company to violate applicable laws.

          Section 5.8.  Public Announcements.  The Parent and the Company agree
                        --------------------
that neither one of them will issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby or thereby without the prior approval of the other party (which approval will not be unreasonably withheld), except as may be required by applicable law or the rules of the New York Stock Exchange, Inc. (the "NYSE").

          Section 5.9.  Indemnification and Insurance.
                        -----------------------------

          From and after the Effective Time, the Parent will indemnify and hold harmless each present and former director and officer of the Company and its subsidiaries (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, to the fullest extent that the Company or such subsidiary would have been permitted under applicable law and the Certificate of Incorporation or Bylaws of the Company or such subsidiary in effect on the date hereof to indemnify such person (and the Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

          Section 5.10.  Additional Reports and Information.
                          ----------------------------------

          (a) The Company shall furnish to the Parent copies of all reports of the type referred to in Section 3.4 which it files with the SEC on or after the date hereof, and the Company represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and the unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows or other information included therein for the periods or as of the date then ended (subject, in the case of the interim financial statements, to normal, year-end adjustments and the absence of footnotes), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

          (b) The Parent shall furnish to the Company copies of all reports of the type referred to in Section 4.4 which it files with the SEC on or after the date hereof, and the Parent represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and the unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of the Parent and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows or other information included therein for the periods or as of the date then ended (subject, in the case of the interim financial statements, to normal, year-end adjustments and the absence of footnotes), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

          Section 5.11.  Affiliates.  At the time the Proxy Statement is mailed
                         ----------
to stockholders of the Company, the Company shall deliver to the Parent a list identifying, to the best of the Company's knowledge, all persons who are, at the time of the Company Stockholder Approval, deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall advise the Parent of any additions or deletions to or from such list from time to time thereafter. The Company shall use its reasonable best efforts to cause each such person to deliver to the Parent at least 30 days prior to the Closing Date a written agreement substantially in the form of Exhibit A to this Agreement.

          Section 5.12.  NYSE Listing.  The Parent shall use its best efforts to
                         ------------
cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

          Section 5.13.  Tax-Free Reorganization.  The parties intend that the
                         -----------------------
transactions contemplated hereby qualify as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code; each party and its affiliates shall use all reasonable efforts to cause such transactions to so qualify; neither party nor any affiliate shall take any action that would cause such transactions not to qualify as a reorganization under such Sections; and the parties will take the position for all purposes that the transactions qualify as a reorganization under such Sections.

          Section 5.14.  The Company Rights Plan. On the date of the
                         -----------------------
commencement of the Offer, (i) the Company will take all necessary action to redeem all the preferred stock purchase rights outstanding under the Rights Agreement, and (ii) shall provide the Parent with prompt notice that such action has been taken.

                                   ARTICLE VI

                            Conditions to the Merger
                            ------------------------

          Section 6.1.  Conditions to Each Party's Obligation to Effect the
                        ---------------------------------------------------
Merger. The respective obligations of each party to effect the Merger shall be
------
subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) The Company Stockholder Approval shall have been obtained.

          (b) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits the consummation of the Merger substantially on the terms contemplated hereby or has the effect of making the acquisition of Shares by the Parent or the Purchaser or any affiliate of either of them illegal.

          (c) The Parent or the Purchaser or any affiliate of either of them shall have purchased Shares pursuant to the Offer, except that this condition shall not apply if the Parent, the Purchaser or such affiliate shall have failed to purchase Shares pursuant to the Offer in breach of their obligations under this Agreement.

          (d) The applicable waiting period under the HSR Act shall have expired or been terminated.

          (e) The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (f) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act.

          Section 6.2. Conditions to Obligation of the Parent and the Purchaser
                       --------------------------------------------------------
to Effect the Merger.  The obligation of the Parent and the Purchaser to effect
--------------------
the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional condition, unless waived in writing by the
Parent:

          (a) Tax Opinion.  The Parent shall have received an opinion of
              -----------
Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to the Parent, dated as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of customary representation letters from each of the Parent, the Purchaser and the Company, in each case, in form and substance reasonably satisfactory to such tax counsel. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

          Section 6.3. Conditions to Obligation of the Company to Effect the
                       -----------------------------------------------------
Merger.  The obligation of the Company to effect the Merger shall be subject to
------
the satisfaction at or prior to the Effective Time of the following additional condition, unless waived in writing by the Company:

          (a) Tax Opinion.  The Company shall have received an opinion of
              -----------
Sullivan & Cromwell, tax counsel to the Company, dated as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of customary representation letters from each of the Parent, the Purchaser and the Company, in each case, in form and substance reasonably satisfactory to such tax counsel. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

          Section 6.4.  Additional Conditions to the Obligations of the Parent
                        ------------------------------------------------------
and the Purchaser to Effect the Merger.  In the event that the Purchaser
--------------------------------------
purchases a number of Shares in the Offer which is less than the 50% Share Number, the obligation of the Parent and the Purchaser to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, unless waived in writing by the Parent or unless the Company Stockholder Approval is obtained prior thereto, in which event such conditions shall thereupon be deemed fulfilled:

          (a) The representations and warranties of the Company set forth in this Agreement shall be true and correct, ignoring for this purpose any qualification as to materiality or Material Adverse Effect, as if such representations or warranties were made as of the Effective Time, except for such inaccuracies as, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

          (b) The Company shall have performed and complied in all material respects with all agreements, obligations and conditions required by this

Agreement to be performed and complied with by it on or prior to the Closing
Date.

          (c) The Company shall have furnished a certificate of an officer to evidence compliance with the conditions set forth in Sections 6.4(a) and (b) of this Agreement.

          Section 6.5. Additional  Conditions to the Obligations of the Company
                       --------------------------------------------------------
to Effect the Merger.  In the event that the Purchaser purchases a number of
--------------------
Shares in the Offer which is less than the 50% Share Number, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, unless waived in writing by the Company or unless the Company Stockholder Approval is obtained prior thereto, in which event such conditions shall thereupon be deemed fulfilled:

          (a) The representations and warranties of the Parent and the Purchaser set forth in this Agreement shall be true and correct, ignoring for this purpose any qualification as to materiality or Material Adverse Effect, as if such representations or warranties were made as of the Effective Time, except for such inaccuracies as, individually or in the aggregate, would not have a Material Adverse Effect on the Parent.

          (b) The Parent and the Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed and complied with by them on or prior to the Closing Date.

          (c) The Parent and the Purchaser shall have furnished a certificate of their respective officers to evidence compliance with the conditions set forth in Section 6.5(a) and (b) of this Agreement.


                                  ARTICLE VII

                                  Termination
                                  -----------

          Section 7.1.  Termination.  This Agreement may be terminated and the
                        -----------
other transactions contemplated herein abandoned at any time prior to the Effective Time, whether before or after obtaining the Company Stockholder

Approval:

          (a) by the mutual written consent of the Company, the Parent and the Purchaser;

          (b) by either the Parent or the Company if (i) (1) the Offer shall have expired without any Shares being purchased pursuant thereto, or (2) the Offer has not been consummated on or before September 30, 1998 (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Shares to have been purchased pursuant to the Offer; (ii) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Offer or the Merger substantially on the terms contemplated hereby; or (iii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Offer or the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable; provided further that the Termination Date shall be extended by one business day for each business day which elapses from March 16, 1998, until the date upon which the applicable filings under the HSR Act are made by the Company with the appropriate Governmental Entity;

          (c) by the Parent, (i) if due to an occurrence or circumstance, other than as a result of a breach by the Parent or the Purchaser of its obligations hereunder, resulting in a failure to satisfy any condition set forth in Annex A hereto, the Purchaser shall have (1) failed to commence the Offer within 30 days following the date of this Agreement, or (2) terminated the Offer without having accepted any Shares for payment thereunder; or (ii) if either the Parent or the Purchaser is entitled to terminate the Offer as a result of the occurrence of any event set forth in paragraph (e) of Annex A hereto;

          (d) by the Company, upon approval of its Board of Directors, if due to an occurrence or circumstance, other than as a result of a breach by the Company of its obligations hereunder, that would result in a failure to satisfy any of the conditions set forth in Annex A hereto, the Purchaser shall have terminated the Offer without having accepted any Shares for payment thereunder;

          (e) by the Company, if the Company receives a Superior

Proposal and the Board of Directors of the Company, based on the advice of outside legal counsel, determines in good faith that such action is necessary for the Board of Directors to avoid breaching its fiduciary duties to the Company's stockholders under applicable law. The term "Superior Proposal" as used herein means any bona fide Acquisition Proposal made by a third party to acquire, directly or indirectly, 20% or more of the outstanding Shares on a fully diluted basis or all or substantially all the assets of the Company and its Subsidiaries and otherwise on terms and conditions which the Board of Directors of the Company determines in good faith, after consultation with and based upon the written opinion of its financial advisor, to be a superior financial alternative to the stockholders of the Company than the Offer and the Merger; or

          (f) by the Parent or the Company, if after the Company convenes and holds the special Meeting and certifies the vote with respect to the Merger the Company's stockholders have voted against granting the Company Stockholder Approval.

          Section 7.2.  Effect of Termination.  In the event of termination of
                        ---------------------
this Agreement pursuant to Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall terminate and be of no further force and effect (except for the provisions of Sections 5.2 and 8.2), and there shall be no other liability on the part of the Parent, the Purchaser or the Company except liability arising out of a breach of this Agreement. In the event of termination of this Agreement pursuant to Section 7.1 prior to the expiration of the Offer, the Parent and the Purchaser will promptly terminate the Offer upon such termination of this Agreement.


                                  ARTICLE VIII

                                 Miscellaneous
                                 -------------

          Section 8.1. No Survival of Representations and Warranties.  None of
                       ---------------------------------------------
the representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

          Section 8.2. Expenses.  Except as expressly contemplated by this
                       --------
Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          Section 8.3. Counterparts; Effectiveness.  This Agreement may be
                       ---------------------------
executed in two or more separate counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by each of the other parties hereto.

          Section 8.4. Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

          Section 8.5. Notices.  All notices and other communications hereunder
                       -------
shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.5 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 8.5:

          To the Parent or the Purchaser:

               Aluminum Company of America
               425 Sixth Avenue
               Pittsburgh, Pennsylvania 15219
               Attention:  Lawrence R. Purtell, Esq.
                           Executive Vice President and
                           General Counsel
               Telecopy:   (412) 553-3113

          copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, New York 10022
               Attention:  J. Michael Schell, Esq.
               Telecopy:  (212) 735-2000

          To the Company:

               Alumax Inc.
               3424 Peachtree Road, N.E.
               Suite 2100
               Atlanta, Georgia  30326
               Attention:  Robert P. Wolf, Esq.
                          Senior Vice President
                             and General Counsel
               Telecopy: (404) 846-4769

          copy to:

               Sullivan & Cromwell
               125 Broad Street
               New York, New York  10004
               Attention:  John Evangelakos, Esq.
               Telecopy: (212) 558-3588

          Section 8.6. Assignment; Binding Effect.  Neither this Agreement nor
                       --------------------------
any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion, all or any of its rights and interests hereunder to the Parent or to any direct or indirect wholly owned Subsidiary of the Parent and in the event of any such assignment, the Parent hereby unconditionally guarantees the performance by the assignee of all obligations assigned thereunder in accordance with the terms of this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment not permitted under this Section 8.6 shall be null and void.

          Section 8.7. Severability.  Any term or provision of this Agreement
                       ------------
which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

          Section 8.8. Enforcement of Agreement.  The parties hereto
                       ------------------------
agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

          Section 8.9.  Entire Agreement; No Third-Party Beneficiaries.  This
                        ----------------------------------------------
Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and except for the provisions of Section 5.9 hereof, is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

          Section 8.10.  Headings.  Headings of the Articles and Sections of
                         --------
this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

          Section 8.11.  Definitions.  References in this Agreement to (a)
                         -----------
"Subsidiaries" of the Company or the Parent shall mean any corporation or other form of legal entity of which more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by the Company or the Parent or in which the Company or the Parent has the right to elect a majority of the members of the board of directors or other similar governing body; (b) "Significant Subsidiaries" shall mean Subsidiaries which constitute "significant subsidiaries" under Rule 405 promulgated by the SEC under the Securities Act;
(c) (except as otherwise specifically defined) "affiliates" shall mean, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; and (d) "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a Governmental Entity. As used in the definition of "affiliates," "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise.

          Section 8.12. Finders or Brokers.  Except for BT Wolfensohn
                        ------------------
with respect to the Company, a copy of whose engagement agreement has been or will be provided to the Parent, and Credit Suisse First Boston Corporation with respect to the Parent, neither the Company nor the Parent nor any of their respective Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Offer and the Merger.

          Section 8.13.  Amendment or Supplement.  At any time prior to the
                         -----------------------
Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after the Company Stockholder Approval, by written agreement of the parties hereto, by action taken by their respective Boards of Directors (which in the case of the Company shall include the Independent Director Approval contemplated in Section 1.3(c)), with respect to any of the terms contained in this Agreement; provided, however that following the Company Stockholder Approval there shall be no amendment or change to the provisions hereof which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger without further approval by the stockholders of the Company.

          Section 8.14.  Extension of Time, Waiver, Etc.  At any time prior to
                         ------------------------------
the Effective Time, any party may (a) extend the time for the performance of any of the obligations or acts of any other party hereto; (b) waive any inaccuracies in the representations and warranties of any other party hereto contained herein or in any document delivered pursuant hereto; or (c) subject to the proviso of
Section 8.13 waive compliance with any of the agreements or conditions of any other party hereto contained herein; provided, however, in the case of the Company following the acceptance of Shares for payment in the Merger, the Independent Director Approval contemplated in Section 1.3(c) is obtained. Notwithstanding the foregoing no failure or delay by the Company, the Parent or the Purchaser in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                             ALUMINUM COMPANY OF AMERICA


                             By:  /s/ Paul H. O'Neill
                                  ---------------------------------------------
                                  Name:  Paul H. O'Neill
                                  Title:    Chairman and Chief Executive Officer

                             AMX ACQUISITION CORP.


                             By:  /s/ Richard B. Kelson
                                  ---------------------------------------------
                                  Name:  Richard B. Kelson
                                  Title:    Vice President and Treasurer


                             ALUMAX INC.


                             By:  /s/ Allen Born
                                  ---------------------------------------------
                                  Name:  Allen Born
                                  Title:   Chairman and Chief Executive Officer

                                                                         ANNEX A
                                                                         -------


                            Conditions to the Offer
                            -----------------------


          Notwithstanding any other provision of the Offer and subject to the terms of this Agreement, the Purchaser shall not be required to accept for payment any Shares tendered pursuant to the Offer, and may terminate the Offer and may postpone the acceptance for payment of and payment for Shares tendered, if (i) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer, or (ii) immediately prior to the acceptance for payment of Shares, any of the following conditions shall be reasonably determined by the Parent to be existing:

          (a) there shall have been entered, enforced, promulgated or issued by any court or governmental, administrative or regulatory authority or agency of competent jurisdiction, domestic or foreign, any judgment, order, injunction or decree, (i) which makes illegal or prohibits or makes materially more costly the making of the Offer, the acceptance for payment of, or payment for, any Shares by the Parent, the Purchaser or any other affiliate of the Parent, or the consummation of any other transaction contemplated by this Agreement, or imposes material damages in connection with any transaction contemplated by this Agreement; (ii) which prohibits the ownership or operation by the Company or any of its Subsidiaries or, as a result of the transactions contemplated by this Agreement, the Parent and its Subsidiaries, of all or any material portion of the business or assets of the Company, the Parent or any of their Subsidiaries as a whole, or compels the Company, the Parent or any of their Subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company, the Parent or any of their Subsidiaries as a whole; (iii) which imposes or confirms limitations on the ability of the Parent, the Purchaser or any other affiliate of the Parent to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by the Purchaser pursuant to the Offer or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of this Agreement and the transactions contemplated by this

     Agreement; (iv) requires divestiture by the Parent, the Purchaser or any other affiliate of the Parent of any Shares; or (v) which otherwise would have a Material Adverse Effect on the Company or, as a result of the transactions contemplated by this Agreement, the Parent and its Subsidiaries;

          (b) there shall have been any action taken, or any statute, rule, regulation, legislation or interpretation enacted, entered, enforced, promulgated, amended, issued or deemed applicable to (i) the Company or any Subsidiary of the Company or, as a result of the transactions contemplated by this Agreement, the Parent or any Subsidiary or affiliate of the Parent, or (ii) any transaction contemplated by this Agreement, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, other than the routine application of the waiting period provisions of the HSR Act to the Offer or the Merger, which is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

          (c) there shall have occurred and be continuing, (i) any general suspension of, or limitation on prices for, trading in securities on the NYSE other than a shortening of trading hours or any coordinated trading halt triggered solely as a result of a specified increase or decrease in a market index, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, material armed hostilities or any other material international or national calamity involving the United States, or (iv) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

          (d) the representations or warranties of the Company set forth in the Agreement shall not be true and correct, ignoring for this purpose any qualification as to materiality or Material Adverse Effect, as if such representations or warranties were made as of such time on or after the date of this Agreement, except where the failure to be so true and correct, individually and in the aggregate would not have a Material Adverse Effect;

          (e) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Agreement;

          (f) the Agreement shall have been terminated in accordance with its terms; or

          (g) the Purchaser and the Company shall have agreed that the Purchaser shall terminate the Offer or postpone the acceptance for payment of or payment for Shares thereunder;

which, in the reasonable good faith judgment of the Purchaser in any such case, and regardless of the circumstances (including any action or inaction by the Parent or any of its affiliates) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

          The foregoing conditions are for the sole benefit of the Purchaser and the Parent and may be asserted by the Purchaser or the Parent regardless of the circumstances giving rise to any such condition or may be waived by the Purchaser or the Parent in whole or in part at any time and from time to time in their sole discretion. The failure by the Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                               TABLE OF CONTENTS
                               -----------------

                                   ARTICLE I

                                   The Offer

Section 1.1.  The Offer.......................................................2
Section 1.2.  Company Actions.................................................4
Section 1.3.  Directors of the Company........................................5

                                  ARTICLE II

                                  The Merger

Section 2.1.  The Merger......................................................6
Section 2.2.  Closing.........................................................7
Section 2.3.  Effective Time..................................................7
Section 2.4.  Effects of the Merger...........................................7
Section 2.5.  Certificate of Incorporation; By-laws...........................7
Section 2.6.  Directors; Officers of Surviving Corporation....................8
Section 2.7.  Conversion of Securities........................................8
Section 2.8.  Exchange of Certificates........................................9
Section 2.9.  Appraisal Rights...............................................12
Section 2.10. Adjustment to Prevent Dilution.................................13

                                  ARTICLE III

                 Representations and Warranties of the Company

Section 3.1.   Organization, Qualification, Etc..............................14
Section 3.2.   Capital Stock.................................................15
Section 3.3.   Corporate Authority Relative to this Agreement; No Violation..16
Section 3.4.   Reports and Financial Statements..............................17
Section 3.5.   No Undisclosed Liabilities....................................19
Section 3.6.   No Violation of Law...........................................19
Section 3.7.   Environmental Matters.........................................19
Section 3.8.   Employee Benefit Plans; ERISA.................................21
Section 3.9.   Absence of Certain Changes or Events..........................24
Section 3.10.  Litigation....................................................24
Section 3.11.  Schedule 14D-9; Offer Documents; Registration Statement  and

                   Proxy Statement............................................24
Section 3.12.  Intellectual Property..........................................25
Section 3.13.  Tax Matters....................................................26
Section 3.14.  Opinion of Financial Advisor...................................28
Section 3.15.  Required Vote of the Company Stockholders......................28
Section 3.16.  Employment Matters.............................................28

                                   ARTICLE IV

        Representations and Warranties of the Parent and the Purchaser

Section 4.1.   Organization, Qualification, Etc...............................29
Section 4.2.   Capital Stock..................................................30
Section 4.3.   Corporate Authority Relative to this Agreement; No Violation...30
Section 4.4.   Reports and Financial Statements...............................32
Section 4.5.   No Undisclosed Liabilities.....................................33
Section 4.6.   No Violation of Law............................................33
Section 4.7.   Environmental Matters..........................................33
Section 4.8.   Employee Benefit Plans; ERISA..................................34
Section 4.9.   Absence of Certain Changes or Events...........................36
Section 4.10.  Litigation.....................................................36
Section 4.11.  Proxy Statement/Prospectus; Registration Statement.............36
Section 4.12.  Intellectual Property..........................................37
Section 4.13.  Tax Matters....................................................38
Section 4.14.  Opinion of Financial Advisor...................................39
Section 4.15.  Employment Matters.............................................39
Section 4.16.  Ownership of Shares............................................39

                                   ARTICLE V

                           Covenants and Agreements

Section 5.1.   Conduct of Business by the Company.............................40
Section 5.2.   Access; Confidentiality........................................43
Section 5.3.   Special Meeting, Proxy Statement, Registration  Statement......44
Section 5.4.   Best Efforts; Further Assurances...............................46
Section 5.5.   Employee Stock Options and Other Employee Benefits.............47
Section 5.6.   Takeover Statute...............................................48
Section 5.7.   Solicitation by the Company....................................49
Section 5.8.   Public Announcements...........................................49

Section 5.9.   Indemnification and Insurance...............................49
Section 5.10.  Additional Reports and Information...........................50
Section 5.11.  Affiliates...................................................51
Section 5.12.  NYSE Listing.................................................51
Section 5.13.  Tax-Free Reorganization......................................51
Section 5.14.  The Company Rights Plan......................................52

                                   ARTICLE VI

                             Conditions to the Merger

Section 6.1.  Conditions to Each Party's Obligation to Effect the Merger....52
Section 6.2.  Conditions to Obligation of the Parent and the Purchaser
                   to Effect the Merger.....................................53
Section 6.3.  Conditions to Obligation of the Company to Effect
                   the Merger...............................................53
Section 6.4.  Additional Conditions to the Obligations of the Parent
                  and the Purchaser to Effect the Merger....................53
Section 6.5.  Additional Conditions to the Obligations of the Company
                   to Effect the Merger.....................................54

                                   ARTICLE VII

                                   Termination

Section 7.1.  Termination...................................................55
Section 7.2.  Effect of Termination.........................................56

                                  ARTICLE VIII

                                  Miscellaneous

Section 8.1.  No Survival of Representations and Warranties.................57
Section 8.2.  Expenses......................................................57
Section 8.3.  Counterparts; Effectiveness...................................57
Section 8.4.  Governing Law.................................................57
Section 8.5   Notices.......................................................57
Section 8.6.  Assignment; Binding Effect....................................58
Section 8.7.  Severability..................................................59
Section 8.8.  Enforcement of Agreement......................................59

Section 8.9.   Entire Agreement; No Third-Party Beneficiaries...............59
Section 8.10.  Headings.....................................................59
Section 8.11.  Definitions..................................................59
Section 8.12.  Finders or Brokers...........................................60
Section 8.13.  Amendment or Supplement......................................60
Section 8.14.  Extension of Time, Waiver, Etc...............................60


Annex A -- Conditions to the Offer

Exhibit A -- Form of Affiliate Letter for Affiliates of Alumax Inc.

                                                                       EXHIBIT A



                                    FORM OF
                 AFFILIATE LETTER FOR AFFILIATES OF ALUMAX INC.


Aluminum Company of America
425 Sixth Avenue
Pittsburgh, Pennsylvania  15219

Alumax Inc.
3424 Peachtree Road, NE
Atlanta, Georgia  30326

AMX Acquisition Corp.
425 Sixth Avenue
Pittsburgh, Pennsylvania  15219

Ladies and Gentlemen:

          I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Alumax, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulation (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of March 8, 1998 (the "Merger Agreement"), among Aluminum Company of America, a Pennsylvania corporation (the "Parent"), AMX Acquisition Corp., a Delaware corporation (the "Purchaser") and the Company pursuant to which the Company will be merged with and into the Purchaser with the Purchaser continuing as the surviving corporation (the "Merger"). Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Merger Agreement.

          As a result of the Merger, I may receive shares of common stock, par value $1.00 per share, of the Parent (the "Parent Common Stock"). I would receive such Parent Common Stock in exchange for shares (or upon exercise of options for shares) owned by me of common stock, par value $.01 per share, of the Company (the "Company Common Stock").


  1. I hereby represent, warrant and covenant to the Parent, the Purchaser and the Company that in the event I receive any shares of Parent Common Stock as a result of the Merger:

     A. I shall not make any offer, sale, pledge, transfer or other disposition of the shares of Parent Common Stock in violation of the Act or the Rules and Regulations.

     B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the shares of Parent Common Stock, to the extent I felt necessary, with my counsel or counsel for the Company.

     C. I have been advised that the issuance of the shares of Parent Common Stock to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the shares of Parent Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of the shares of Parent Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or
(iii) in the opinion of counsel reasonably acceptable to the Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     D. I understand that the Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by me or on my behalf under the Act or except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

     E. I also understand that stop transfer instructions will be given to the Companys' transfer agent with respect to the shares of Company Common Stock currently held and to Parent's transfer agent with respect to the shares of Parent Common Stock issued to me in the Merger, and there will be placed on the certificates for such shares of Parent Common Stock, a legend stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED [ ], 1998 BETWEEN THE REGISTERED HOLDER HEREOF, ALUMINUM COMPANY OF AMERICA, ALUMAX INC., AND AMX ACQUISITION CORP., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ALUMINUM COMPANY OF AMERICA."

     F. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

     G. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

2. By Parent's acceptance of this letter, Parent hereby agrees with me as follows:

     A. For so long as and to the extent necessary to permit me to sell the shares of Parent Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall (a) use its reasonable best efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and (ii) furnish to me upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of the shares of Parent Common Stock by me under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144.

     B. It is understood and agreed that certificates with the legends set forth in paragraphs E and F above will be substituted by delivery of certificates without such legend if (i) one year shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the shares of Parent Common Stock received in the Merger and the provisions of Rule 145(s)(3) are then applicable to the undersigned, or (iii) Parent received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Parent, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 144 and Rule 145 under the Act no longer apply to the undersigned.

                                       Very truly yours,


                                       ____________________________________
                                       Name:

Agreed and accepted this       day of
                       ,1998, by


ALUMINUM COMPANY OF AMERICA


By: ________________________________
    Name:
    Title:



ALUMAX INC.


By: ________________________________
    Name:
    Title:



AMX ACQUISITION CORP.


By: ________________________________
    Name:
    Title: